UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NORTHEAST BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 18, 2012

Dear Northeast Bancorp Shareholders:

You are cordially invited to attend the 2012 annual meeting of shareholders of Northeast Bancorp. The annual meeting will be held on Wednesday, November 28, 2012 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Northeast Bancorp by voting on the matters described in the proxy statement. Following the formal portion of the meeting, we will report on the operations of our company, and our directors and management team will be available to answer appropriate questions from shareholders.

Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

Thank you for your continued support of Northeast Bancorp.

Sincerely,

Richard Wayne

President and Chief Executive Officer

NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 28, 2012

The 2012 annual meeting of shareholders of Northeast Bancorp will be held on Wednesday, November 28, 2012 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

1.	To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

2.	To hold an advisory, non-binding vote approving the compensation of our named executive officers.

3.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

4.	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of capital stock authorized for issuance from 16,000,000 shares to 30,000,000 shares.

5.	To amend and restate the Northeast Bancorp 2010 Stock Option and Incentive Plan.

6.	To adjourn or postpone the annual meeting, if necessary, to solicit additional proxies in favor of Proposal 4.

7.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

You may vote if you were a holder of shares of voting common stock of record as of the close of business on October 1, 2012. If you do not plan to attend the meeting and vote your shares of voting common stock in person, we urge you to vote your shares as instructed in the proxy statement. Please complete, date, sign and return the accompanying proxy card, or submit your proxy electronically via the Internet or telephone.

If your shares of voting common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of voting common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Suzanne M. Carney

Clerk

October 18, 2012

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be Held on November 28, 2012

The proxy statement and annual report to shareholders are available at http://cfpproxy.com/6899.

PROXY STATEMENT

NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine

PROXY STATEMENT

This proxy statement is being mailed to shareholders of Northeast Bancorp on or about October 18, 2012, and is furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Bancorp for use at the 2012 annual meeting of shareholders of Northeast Bancorp to be held on Wednesday, November 28, 2012 at 10:00 a.m., Eastern Time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof.

In this proxy statement, the terms “Northeast,” “the company,” “we,” “our” and “us” refer to Northeast Bancorp and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2012 annual meeting of shareholders. This proxy statement contains detailed information you need to know in order to vote at the annual meeting. The proxy card is used for voting on the proposals.

What am I voting on?

You are being asked to vote on the following items at the Annual Meeting:

1.	To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified.

2.	To hold an advisory, non-binding vote approving the compensation of our named executive officers.

3.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

4.	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of capital stock authorized for issuance from 16,000,000 shares to 30,000,000 shares.

5.	To amend and restate the Northeast Bancorp 2010 Stock Option and Incentive Plan.

6.	To adjourn or postpone the annual meeting, if necessary, to solicit additional proxies in favor of Proposal 4.

7.	To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

Who is entitled to vote?

If you were a shareholder of record of voting common stock (a “Voting Shareholder”) as of the close of business on October 1, 2012, the record date, you are entitled to receive notice of the annual meeting and to vote the shares of voting common stock that you held as of the close of business on the record date, if any.

May I attend the meeting?

All shareholders of record at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each shareholder of record and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a shareholder of record but you hold your shares in “street name,” you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of voting common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 9,467,372 shares of voting common stock outstanding and entitled to vote at the annual meeting. Each share of voting common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting in Person at the Meeting. If you are a Voting Shareholder of record and attend the annual meeting, you may vote in person at the meeting. If your shares of voting common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a proxy from the broker, bank or other nominee that holds your shares of voting common stock of record.

Voting by Proxy for Shares Registered Directly in Your Name. If you hold your shares of voting common stock in your own name as a holder of record with our transfer agent, Registrar and Transfer Company, you may instruct the proxy holders named in the proxy card how to vote your shares of voting common stock in one of the following ways:

•

Internet Voting. You may provide voting instructions via the Internet by following the instructions provided on your proxy card. The website for Internet proxy voting is printed on your proxy card. Please have your proxy card in hand. Internet proxy voting is available 24 hours per day until 11:59 p.m., Eastern Time, on November 27, 2012. You will receive a series of instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you provide voting instructions via the Internet, you do not need to return your proxy card.

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Telephone Voting. You also have the option to provide voting instructions by calling the toll-free number listed on your proxy card. Telephone proxy voting is available 24 hours per day until 11:59 p.m., Eastern Time, on November 27, 2012. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to provide voting instructions to your proxy agents for your shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

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Voting by Mail. If you would like to provide voting instructions to your proxy agents by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Registrar and Transfer Company, in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares of voting common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the Clerk of Northeast, 500 Canal Street, Lewiston, Maine 04240.

•	submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

•	appearing in person and voting by ballot at the annual meeting.

If you are a Voting Shareholder of record as of the record date attending the annual meeting you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of voting common stock in street name, your broker, bank or other nominee may have sent you proxy materials indicating that your household will receive only one annual report and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report and proxy statement to your address for all residents that own shares of voting common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to our executive offices at c/o Suzanne Carney, Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240 or visit the “Investor Relations” tab at www.northeastbank.com/about-us.

How can I access Northeast’s proxy materials electronically?

This proxy statement and our 2012 annual report are available at http://cfpproxy.com/6899.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors

The Board of Directors, which is elected by the Voting Shareholders, is responsible for the overall management of the business and affairs of Northeast. It has the ultimate decision-making authority, except with respect to those matters reserved to shareholders. The Board and its committees review Northeast’s long-term strategic plans and exercise direct decision-making authority in a number of areas, such as declaring a dividend. The Board of Directors selects, advises and monitors the performance of the senior management team, which is charged with the conduct of Northeast’s business and the implementation of the Board’s strategic plan. The Board of Directors also reviews development and succession plans for Northeast’s senior executive officers, as needed.

The Board of Directors currently consists of nine members divided into three classes. Class I directors are Robert R. Glauber, Adam J. Shapiro and Richard Wayne; Class II directors are Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean; and Class III directors are David A. Tanner, John C. Orestis and Judith E. Wallingford. The terms of the Class II directors will expire at the 2012 annual meeting.

Directors of the company are also directors of Northeast Bank (the “Bank”), which is a wholly-owned subsidiary of Northeast.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and outline the Board’s policies on a number of Northeast’s corporate governance issues and procedures. These guidelines embody long-standing practices of Northeast and also include procedures designed to incorporate current corporate governance best practices. Northeast’s corporate governance practices are designed to align the interests of the Board and management with those of Northeast’s shareholders and to promote honesty and integrity throughout the company. The Corporate Governance Guidelines are available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

Director Qualifications and Independence

Applicable rules of The NASDAQ Stock Market, the exchange on which Northeast’s voting common stock is listed, and the Corporate Governance Guidelines require that the Board of Directors consist of a majority of independent directors. The Board of Directors determines independence pursuant to the NASDAQ Listing Rules.

The Board of Directors evaluates the relationships between each director (or his or her immediate family members and related interests) and the company to determine a directors’ independence under the NASDAQ Listing Rules. Based on that review, the Board of Directors has affirmatively determined that each director, other than Mr. Wayne, is independent under the NASDAQ Listing Rules.

Executive Sessions of the Board

As provided in the Corporate Governance Guidelines, the independent directors meet in executive session at least four times per year following a meeting of the Board of Directors. The chairman of the Nominating and Corporate Governance Committee (the “Governance Committee”) presides at these sessions.

Board Attendance and Annual Meeting Policy

It is Northeast’s policy that directors should make every effort to attend each meeting of the Board of Directors, each meeting of the committees on which they serve, and the annual meeting of shareholders. During the fiscal year ended June 30, 2012 (the “2012 fiscal year”), there were 17 meetings of the Board of Directors, and each of the directors attended at least 75% of the meetings of the Board of Directors (held during the period for which he or she had been a director) and committees on which he or she served (during the periods that he or she served). Directors are expected to attend annual meetings of shareholders in person unless doing so is impracticable due to unavoidable conflicts. All directors of Northeast attended the 2011 annual meeting of shareholders.

Board Leadership

In accordance with the company’s bylaws, the Board elects an independent director as the Chairman of the Board and also appoints the President, who also serves as Chief Executive Officer. Robert Glauber serves as Northeast’s Chairman of the Board, and Richard Wayne serves as President and Chief Executive Officer of the company. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of Northeast’s management team are in line with the risk and governance oversight objectives of the Board of Directors.

The Chairman is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board’s oversight of the company. The Chairman also acts in an advisory capacity to the President and Chief Executive Officer, and to other executive officers in matters concerning the interests of the company and the Board, as well as serving as the liaison between management and the Board.

Board Committee Membership and Meetings

The committees of the Board of Directors include an Audit Committee, Compensation Committee, Governance Committee and Risk Management Committee. These committees assist the Board in fulfilling its responsibilities. All of the members of the committees are nominated by the Governance Committee and appointed by the Board of Directors. Members of these committees are elected annually at the Board of Directors’ meeting following the annual meeting of shareholders. Each of these committees is composed entirely of independent directors. Each of the Audit Committee, the Compensation Committee, the Governance Committee and the Risk Management Committee operates under a committee charter approved by the Board of Directors setting out the purposes and responsibilities of the committee.

Audit Committee	Compensation Committee	Governance Committee	Risk Management Committee

Judith E. Wallingford, Chair	Peter W. McClean, Chair	Robert R. Glauber, Chair	Peter W. McClean, Chair
Peter W. McClean	Cheryl Lynn Dorsey	Cheryl Lynn Dorsey	Matthew B. Botein
Adam J. Shapiro	Adam J. Shapiro	John C. Orestis	Robert R. Glauber
David A. Tanner	David A. Tanner	Judith E. Wallingford	Judith E. Wallingford

Audit Committee. The Audit Committee currently consists of Ms. Wallingford and Messrs. McClean, Shapiro and Tanner. Each member of the Audit Committee is independent pursuant to the NASDAQ Listing Rules and meets the criteria for independence as set forth in the SEC rules applicable to an audit committee.

The Audit Committee (i) oversees the accounting, financial reporting and internal control processes and the audits of financial statements; (ii) takes, or recommends that the Board take, appropriate action to oversee the qualifications, independence and performance of independent auditors; and (iii) prepares the report required by the rules of the SEC to be included in the proxy statement.

The Audit Committee held seven meetings during the 2012 fiscal year. The Board of Directors has determined that each of Ms. Wallingford and Messrs. McClean and Tanner qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC. The Audit Committee’s charter is available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

Compensation Committee. The Compensation Committee currently consists of Messrs. McClean, Shapiro and Tanner and Ms. Dorsey. Each member of the Compensation Committee is independent under the NASDAQ Listing Rules.

The Compensation Committee oversees overall compensation structure, policies and programs, reviews processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing a report for inclusion in the proxy statement relating to the company’s annual meeting of shareholders or annual report on Form 10-K, in accordance with applicable rules and regulations. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve Northeast’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of Northeast’s shareholders.

The Compensation Committee determines the compensation of all executive officers other than the Chief Executive Officer. The Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding the compensation of non-employee directors. During the 2012 fiscal year, the Compensation Committee engaged Deloitte LLP to conduct market compensation reviews for its named executive officers and directors. For additional information on the Compensation Committee’s process for the consideration and determination of the executive officer and director compensation and the engagement of the compensation consultant, please see “TARP-Related Actions” and “Compensation Discussion and Analysis.”

The Compensation Committee held four meetings during the 2012 fiscal year. The Compensation Committee’s charter is available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

Governance Committee. The Governance Committee currently consists of Messrs. Glauber and Orestis and Mses. Dorsey and Wallingford. Each member of the Governance Committee is independent under the NASDAQ Listing Rules.

The Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of shareholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to Northeast, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management.

The Governance Committee held one meeting during the 2012 fiscal year. The Governance Committee Charter is available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

Risk Management Committee. The Risk Management Committee currently consists of Messrs. McClean, Botein and Glauber and Ms. Wallingford. The Risk Management Committee monitors and approves the company’s levels of risk tolerance and related metrics on a comprehensive, enterprise-wide basis, as well as identifying and monitoring key risks individually, approving levels of risk tolerance for each, and evaluating arrangements for the management thereof. The Risk Management Committee further provides a forum for consideration and discussion of trends and emerging risks.

The Risk Management Committee held four meetings during the 2012 fiscal year.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of Northeast’s overall business, market and regulatory framework under which Northeast operates, and the complexities of Northeast’s operations as a whole, the Board has established a Risk Management Committee, tasked with specific responsibility for direct oversight of the risks inherent in Northeast’s business, along with management of the enterprise-wide risk management program.

In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that Northeast faces, including, among others, credit risk, interest rate risk, regulatory risk and various other matters relating to Northeast’s business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of Northeast’s business by the Risk Management Committee, the Audit Committee, the Compensation Committee, and the Governance Committee; and (4) regular periodic reports from the company’s internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the company’s internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the company to the Board’s attention.

For a description of the specific risk oversight review performed by the Compensation Committee with respect to the company’s incentive compensation plans, please see the section titled “TARP-Related Actions.”

Consideration of Director Nominees

Shareholder Recommendations. The Governance Committee’s current policy is to review and consider any director candidates who have been recommended by shareholders in compliance with the procedures established from time to time by the Governance Committee and set forth in the Governance Committee charter. All shareholder recommendations for director candidates must be submitted to Corporate Clerk at Northeast Bancorp, 500 Canal Street, Lewiston, ME 04240, who will forward all recommendations to the Governance Committee.

Board Membership Criteria. The Governance Committee has established criteria for the Governance Committee-recommended director nominees. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by each Governance Committee-recommended nominee for a position on the Board:

•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•	The nominee shall be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards.

•	The nominee shall have sufficient time and availability to devote to the affairs of the company, particularly in light of the number of boards on which the nominee may serve.

•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In addition to the minimum qualifications for each nominee set forth above, the Governance Committee shall recommend that the Board select persons for nomination to help ensure that:

•	A majority of the Board shall be independent pursuant to the NASDAQ Listing Rules.

•	Each of its Audit, Compensation, Governance and Risk Management Committees shall be comprised entirely of independent directors.

•

At least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Governance Committee may consider the following factors when recommending that the Board select persons for nomination:

•	Whether the nominee has direct experience in the financial services industry or in the markets in which the company operates.

•	Whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Identifying and Evaluating Nominees. The Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.

The Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a shareholder in compliance with the Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Governance Committee may consider, in addition to the minimum qualifications for Governance Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of the Board. Neither the Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates. As noted above, the Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Other than circumstances in which Northeast may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a shareholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate with the Board or a particular director. A shareholder may send a letter to Northeast Bancorp, Attention: Corporate Clerk, 500 Canal Street, Lewiston, ME 04240. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board communication” or “director communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Clerk will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened. A log of all correspondence addressed to the directors will be kept for periodic review by the Governance Committee and any other interested director.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all of the directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The company is committed to the highest standards of ethical and professional conduct, and the Code of Ethics provides guidance in how to uphold these standards. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. Any material amendments to, or waivers of, the Code of Ethics (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the company. The Governance Committee has been charged with reviewing and reassessing the adequacy of the Code of Ethics annually and recommending any proposed changes to the Board for approval. The Code of Ethics is available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us. A copy of this Code is also available in print to any shareholder upon written request addressed to Suzanne Carney, Corporate Clerk, 500 Canal Street, Lewiston, Maine 04240.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors consists of nine members divided into three classes: Class I, Class II and Class III. At the 2012 annual meeting, three Class II directors will be elected to serve for a three-year term until the 2015 annual meeting of shareholders and until their respective successors are duly elected and qualified. Following the recommendation of the Governance Committee, the Board has nominated all of the current Class II directors for re-election.

Vote Required

Directors are elected by a plurality of the votes cast by the holders of shares of voting common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes. Votes that are withheld from the nominees will not be voted with respect to the director or directors indicated. Withheld votes and broker non-votes will have no effect on the outcome of the director elections.

Recommendation

The Board of Directors unanimously recommends a vote FOR its nominees, Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean. Properly authorized proxies solicited by the Board will be voted FOR each of the nominees unless instructions to the contrary are given.

Information Regarding the Nominees, Other Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, each director who is not standing for election and the executive officers who are not directors, based on information furnished to the company by each nominee, director and executive officer. Each executive officer holds office until the regular meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of Northeast. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the annual meeting.

Directors with Terms Expiring 2012

Matthew B. Botein, 39, has been a director of Northeast and the Bank since December 29, 2010. He is also a Managing Director at BlackRock, and leads its Blackrock Alternative Investors unit. He was previously a Managing Director at Highfields Capital Management, an investment management firm. At Highfields, he oversaw portfolio investments in the financial services industry, as well as various private equity investments. Mr. Botein has also worked in the private equity departments of The Blackstone Group and Lazard Frères.

He is a director of PennyMac Mortgage Investment Trust (NYSE: PMT) and has previously been as a director of Aspen Insurance Holdings Ltd. (NYSE: AHL), First American Corp (NYSE: FAF) and CoreLogic, Inc. (NYSE: CLGX).

Mr. Botein has an AB, magna cum laude, from Harvard College and an MBA with High Distinction from Harvard Business School, where he was a Baker Scholar and a Loeb Scholar.

We believe that Mr. Botein’s qualifications to serve on the Board of Directors include his extensive experience relating to finance, strategic planning and executive leadership.

Cheryl Lynn Dorsey, 49, has been a director of Northeast and the Bank since December 29, 2010. She has also been the President of Echoing Green, a global nonprofit that sparks transformative social change by investing in emerging social entrepreneurs and their bold ideas to build a more equitable world, since May 2002.

Ms. Dorsey served as a White House Fellow from 1997 to 1998, serving as Special Assistant to the U.S. Secretary of Labor, advising the Clinton Administration on health care and other issues. She was later named Special Assistant to the Director of the Women’s Bureau of the U.S. Labor Department, where she helped develop family-friendly workplace policies and spearheaded the labor secretary’s pay equity initiative. She was most recently appointed Vice-Chair of the President’s Commission on White House Fellowships, after serving as a team member of the Innovation and Civil Society subgroup of the Obama Presidential Transition’s Technology, Innovation, and Government Reform Policy Working Group. She was named one of “America’s Best Leaders” in 2009 by U.S. News & World Report and the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University.

Ms. Dorsey serves on the Boards of City Year (national), DonorsChoose.org, Green City Force and Freelancers Insurance Company, Inc., a for-profit insurance company and subsidiary of Working Today. She also serves as an advisory Board member of the Action Tank for Social Entrepreneurs, America Forward, and the Lex Mundi Pro Bono Foundation. She is a 2006 Henry Crown Fellow through the Aspen Institute, a 2007 Prime Movers Fellow through the Hunt Alternatives Fund, and a member of the John F. Kennedy School of Government’s Visiting Committee.

She holds a B.A. in History and Science from Harvard-Radcliffe Colleges, an M.D. from the Harvard Medical School and an M.P.P. from the John F. Kennedy School of Government.

We believe that Ms. Dorsey’s qualifications to serve on the Board of Directors include her extensive experience in executive leadership, management and strategic planning.

Peter W. McClean, 68, has been a director of Northeast and the Bank since December 29, 2010. He has also been the Managing Director of Gulfstream Advisors LLC, a private advisory firm focused on risk management and strategic planning, since 2004. He is also a Senior Adviser to the Committee on Capital Markets Regulation, an independent and nonpartisan research organization dedicated to improving the regulation of U.S. capital markets. He is a director of an investment entity of Private National Mortgage Acceptance Co. (“PennyMac”), a specialty asset management firm created to address the dislocations in the U.S. mortgage market, a director of several mutual funds advised by USAZ, a subsidiary of Allianz AG, and a director of Cyrus Reinsurance.

From 2001 through 2003, Mr. McClean was the president and chief executive officer of Measurisk LLC, an independent provider of sophisticated risk information for hedge funds, fund of funds, pension funds and other investment managers of complex, multi-asset class investment portfolios. The company was sold to Bear Stearns in late 2003. Before joining Measurisk he served as the chief risk management officer of The Bank of Bermuda Limited from 1996 until 2001. In this position he led an enterprise-wide risk management function responsible for credit and market risk policy as well as operational risk policy.

Mr. McClean is also a director of Family Health International, a non-profit public health and development organization that focuses on research, preventive medicine and treatment of HIV/AIDS, malaria and tuberculosis in 35 countries.

Mr. McClean has an undergraduate degree from Northern Arizona University and a B.S. in International Business from Thunderbird-The Garvin School of International Business. He has also attended graduate and executive courses at the Harvard Business School and the Columbia University School of Business.

We believe Mr. McClean’s qualifications to serve on the Board of Directors include his extensive experience in executive management, risk management and strategic planning.

Directors with Terms Expiring 2013

John C. Orestis, 69, has been a director of Northeast and the Bank since 2007. Mr. Orestis has been the owner, Treasurer and Chief Development Officer of Schooner Estates Retirement Community in Auburn, Maine since 2006 as well as the President and Chief Executive Officer of North Country Associates in Lewiston, Maine since 1981. Mr. Orestis received his Juris Doctorate from American University and was a senior Partner at Skelton, Taintor, Abbott & Orestis, Attorneys from 1968 to 1987, specializing in business and tax law. Mr. Orestis has served on many government and civic organizations throughout Maine, including the Maine Healthcare Organization and the Maine Economic Growth Council. Mr. Orestis was the former mayor of the city of Lewiston and is widely recognized by many of the Bank’s customers as having a particular interest in senior citizens by virtue of his substantial investment in senior care.

We believe that Mr. Orestis’ qualifications to serve on the Board of Directors include his business and legal experience, and his connections to the Maine community.

David A. Tanner, 53, has been a director of Northeast and the Bank since December 29, 2010. He is also a member of the Investment Committee of Arlon Group LLC, the investment group affiliated with Continental Grain Company, and has served as Executive Vice President — Investments, and a member of the Management Committee, of Continental Grain Company since 2006. Previously, Mr. Tanner served as a Founder and Managing Principal of Quadrangle Group, LLC from 2000 to 2006; Managing Director at Lazard Freres & Co. and Managing Principal at Lazard Capital Partners from 1998 to 2000; and Managing Director at Warburg Pincus LLC, with which he was associated from 1986-1997.

Mr. Tanner has served on the Boards of Directors of numerous private and public companies including RenaissanceRe Holdings Ltd., Protection One, Inc., Bresnan Broadband Holdings, LLC, J. Makowski Company, Inc., TAC Bancshares, Inc. and Golden Books Family Entertainment, Inc., and currently serves on the Boards of Wholesome Sweeteners, Inc., Excelline Food Products, LLC and Carlile Bancshares, Inc.

Mr. Tanner is also the Chairman of the Board of Trustees of Montefiore Medical Center, Overseer of the Albert Einstein College of Medicine, Trustee of the New York University School of Law, Trustee of the Citizens Budget Commission, Member of the Executive Committee of the Princeton University Capital Campaign and Director of Lawyers for Children.

Mr. Tanner received his Bachelor of Arts degree with honors in History from Princeton University, his Diploma of Economics from the London School of Economics, and his Juris Doctor from the New York University School of Law.

We believe that Mr. Tanner’s qualifications to serve on the Board of Directors include his extensive experience in executive leadership, strategic planning and corporate governance.

Judith E. Wallingford, 56, has been a director of Northeast and the Bank since 1994. Ms. Wallingford, a certified management accountant, also is the President of The Maine Water Company, a water utility serving various communities in Maine, as well as a director of Connecticut Water Service, Inc, a public company and parent of The Maine Water Company. Ms. Wallingford joined the Board as a result of Northeast’s acquisition of Brunswick Federal Savings, F.A.

Ms. Wallingford is a Certified Management Accountant and holds a BA from Bowdoin College.

We believe that Ms. Wallingford’s qualifications to serve on the Board of Directors include her knowledge of executive management, finance and accounting, and general business acumen.

Directors with Terms Expiring 2014

Robert R. Glauber, 73, has been a director of Northeast and the Bank since December 29, 2010. He is also a Lecturer at Harvard’s Kennedy School of Government and was a Visiting Professor at Harvard Law School in 2007 and 2009. Previously, he served as Chairman and Chief Executive Officer of NASD (now FINRA), the private-sector regulator of the U.S. securities markets, from September 2001 to September 2006, after becoming NASD’s Chief Executive Officer in November 2000.

Prior to becoming an officer at NASD, he was a Lecturer at the Kennedy School from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and previously to that, was a Professor of Finance at the Harvard Business School. Mr. Glauber served as Executive Director of the Task Force (“Brady Commission”) appointed by President Reagan to report on the 1987 stock market crash.

He has served on the Boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds, the Investment Company Institute and Quadra Realty Trust, Inc. and as president of the Boston Economic Club. Mr. Glauber presently is a director of Moody’s Corporation and Freddie Mac, Chairman of XL Capital Ltd., and a Vice Chairman of the trustee that that oversee the International Accounting Standards Board. He has been a Senior Advisor at Peter J. Solomon Co., an investment bank, since November 2006. Mr. Glauber graduated from Harvard College and received his doctorate from Harvard Business School.

We believe that Mr. Glauber’s qualifications to serve on the Board of Directors include his extensive experience relating to finance, corporative governance and management.

Adam J. Shapiro, 39, has been a director of Northeast and the Bank since December 29, 2010. He is also a partner and co-founder of East Rock Capital, LLC, an investment management firm that acts as an adviser to a number of investment funds and managed accounts. East Rock, through the investment funds and accounts that it manages, has recently acquired minority interests in a number of financial services and banking transactions.

Previously, Mr. Shapiro was a Vice President in the Special Situations Group at Goldman Sachs. Prior to Goldman Sachs, Mr. Shapiro worked in the Private Equity and Mezzanine Finance Groups at Darby Overseas Investments, Ltd., an emerging markets investment fund founded by former Treasury Secretary Nicholas Brady.

Mr. Shapiro received an MBA from Columbia University, was a Fulbright Scholar in Argentina, and graduated from Yale with a B.A. in Ethics, Politics, and Economics.

We believe that Mr. Shapiro’s qualifications to serve on the Board of Directors include his background in investment management and his demonstrated experience in executive leadership and strategic planning.

Richard Wayne, Chief Executive Officer and Director, 60, has been the President and Chief Executive Officer and a director of Northeast and the Bank since December 29, 2010. He co-founded Capital Crossing Bank (formerly known as Atlantic Bank) located in Boston, Massachusetts in 1988. He served as President and Co-Chief Executive Officer from 1991 until its sale in February 2007. Capital Crossing Bank, a national leader in the acquisition and management of loans secured by commercial and multi-family real estate and business assets, purchased loans with aggregate customer balances in excess of $2 billion.

Mr. Wayne is the Chairman of the Board of RefugePoint, an organization that fills the critical and unmet needs of people affected by war and conflict.

Mr. Wayne holds a B.S. in Accounting from Syracuse University, a J.D. from Suffolk University Law School, and a Masters in Taxation from Boston University School of Law.

We believe that Mr. Wayne’s qualifications to serve on the Board of Directors include his demonstrated experience in executive leadership and management and banking.

Executive Officers who are not Directors

Claire Bean, 60, has been the Chief Financial Officer and Chief Operating Officer of Northeast since December 2010. She has a 28-year record in financial services in the Greater Boston area. Her experience encompasses nearly every aspect of banking, with a focus in balance sheet management, strategic planning, financial management, commercial credit oversight, operations and information technology. Most recently, she served as Executive Vice President and Chief Financial Officer of Benjamin Franklin Bancorp, where she managed the company’s initial public offering and simultaneous acquisition of Chart Bank in 2005. In the four years that followed, she oversaw a doubling of the bank’s assets and associated operations, culminating in the sale of the company in April 2009. In the 1990s she was Chief Operating Officer and Treasurer of Grove Bank in Chestnut Hill, Massachusetts, and subsequently co-founded and served as Chief Operating Officer of Lighthouse Bank, an Internet bank based in Waltham, Massachusetts.

From 2002 to 2004, Ms. Bean worked in international economic development in Central Asia and Russia, serving as director of several microfinance programs designed to provide economic opportunity to the poor. Currently, Ms. Bean serves on the Board of REACH Beyond Domestic Violence, the Rockland Trust Charitable Foundation and the Boston Advisory Council of Mercy Corp International.

Ms. Bean is a cum laude graduate of Tufts University, and holds an MBA from the University of Rochester.

Heather Campion, 55, has been the Chief Administrative Officer of Northeast since 2010. From 1998 until 2007 she, was a leading executive at Citizens Financial Group, Inc., one of the top ten commercial bank holding companies in the United States headquartered in New England. She served as Group Executive Vice President and Director of Corporate Affairs, with corporate-wide responsibility for directing media and public relations, government affairs, charitable giving, internal communications and marketing sponsorships. She sat on the company’s Executive Management Committee, its most senior leadership team.

Between 1981 and 1998, Ms. Campion held numerous positions at Harvard University’s John F. Kennedy School of Government, helping to build the School’s Center for Business and Government, and serving as director of the Public Liaison office. From 1990 to 1998 she was director of the John F. Kennedy Jr. Forum, and associate director of the Institute of Politics.

Ms. Campion also has experience in government and national politics, having served on the White House staff in the Speechwriting Office, and the Office of Public Liaison during the Carter Administration and having held senior positions on the 1984 Mondale and 1988 Dukakis presidential campaigns.

Ms. Campion is a director of AAA of Southern New England and was a director of an investment entity of PennyMac from 2008 to 2010. She serves on the Boards of the Institute of Politics at Harvard University, the John F. Kennedy Presidential Library Foundation, and the Isabella Stewart Gardner Museum. From 2006 to 2008, Ms. Campion was President of the Massachusetts Women’s Forum.

Ms. Campion is a cum laude graduate of Mount Holyoke College.

Pender J. Lazenby, 62, served as the Chief Risk Officer of Northeast from February 2005 through his retirement on September 30, 2012. He was also a director of Northeast and the Bank between 2003 and 2010.

Prior to joining the company, Mr. Lazenby served in a variety of positions with FleetBoston (and BankBoston prior to its acquisition in 1999) from 1994 until his retirement at the end of 2002. During this period, Mr. Lazenby served as Executive Credit Officer (1999 to 2000) and Senior Approval Authority (2001 to 2002) in Corporate Banking (FleetBoston); Group Senior Credit Officer in Corporate Banking (1998 to 2000) and in Commercial Real Estate (1994 and 1998) at BankBoston. Mr. Lazenby earned both a B.A. and an M.B.A from the University of Virginia.

William E. DiFulvio, 34, was appointed Chief Risk Officer of Northeast on October 1, 2012. Prior to taking this position, Mr. DiFulvio served as Vice President/Enterprise Risk Manager of Northeast between January 2012 and September 2012.

Prior to joining the company, Mr. DiFulvio served in a number of credit risk and enterprise risk management positions with the Federal Home Loan Bank of Boston (“FHLB”) between 2000 and 2011. During his time at the FHLB, he was Credit Officer between 2008 and 2011, and Credit Research Manager between 2001 and 2008. In these positions, he had responsibility for member obligor and investment counterparty credit analysis, residential and commercial real estate loan collateral valuation, credit risk management around the FHLB’s portfolio of purchased residential real estate loans, and the establishment and maintenance of appropriate policies, procedures, and controls around extensions of credit to the FHLB’s member institutions. Prior to joining the FHLB, Mr. DiFulvio worked at Eastern Bank, where he was Credit Risk Review Officer between 1999 and 2000, with responsibility for loan review of the bank’s commercial and industrial and commercial real estate loan portfolios.

Mr. DiFulvio is a cum laude graduate of Tufts University.

TARP-Related Actions

Effective December 8, 2008, Northeast became a participant in the Capital Purchase Program pursuant to the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). Under EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and expanded and clarified by an Interim Final Rule, effective June 15, 2009 (the “Rule”) promulgated by Treasury, Northeast is required to comply with certain limitations and restrictions concerning executive compensation through the date that it repaid all TARP funds to the United States Department of the Treasury (“Treasury”), such period referred to as the “TARP period”) and certain of these restrictions continue to apply in some respects following such repayment. These executive compensation restrictions and limitations generally applied to Northeast’s “senior executive officers” (“SEOs”) and up to 20 of Northeast’s and its subsidiaries’ “most highly paid employees.” For each year in which any TARP funds remain unpaid, Northeast’s SEOs are Northeast’s “named executive officers” identified in Northeast’s annual proxy statement (and discussed under “Compensation Discussion and Analysis” in this proxy statement) and the next two most highly compensated executive officers who would have been “named executive officers” if the Company were not a smaller reporting company, and the 20 “most highly compensated employees” of Northeast and its subsidiaries were the employees whose annual compensation was the highest among all of Northeast’s and its subsidiaries’ employees, determined in accordance with the provisions of the Rule.

The executive compensation restrictions and requirements applicable to Northeast under TARP, and Northeast’s actions intended to comply with these restrictions and requirements for the most recent fiscal year, are described below:

Bonus Limitation. Pursuant to ARRA and the Rule, Northeast and its subsidiaries cannot pay or accrue any bonus, retention award or incentive compensation to the most highly compensated employee of Northeast and its subsidiaries through the conclusion of the TARP period. For the 2012 fiscal year, Mr. Wayne was subject to this limitation. For the 2013 fiscal year, James Delamater, President and Chief Executive Officer of the Community Banking Division, is subject to this limitation. Northeast did not make or accrue payments in violation of this limitation.

The Rule permits individuals subject to this restriction to receive awards of “long-term restricted stock” that meet certain criteria set forth in the Rule. The Rule also permits the company to accrue bonuses to subject employees for (i) periods prior to June 14, 2009 (the date prior to the effective date of the Rule), or (ii) with respect to a period that this restriction did not apply to the employee, to be paid at such time as the limitation on accrual or payment of bonuses is no longer applicable to such individual.

Limit on Tax Deduction. The EESA added a new Section 162(m)(5) to the Internal Revenue Code of 1986, as amended, which reduces the tax deduction for compensation paid to SEOs of TARP participant institutions from $1 million to $500,000 per year. For purposes of the $500,000 deduction limit, all executive compensation is subject to the deductibility cap, including performance-based compensation that was previously excluded from the cap under Section 162(m) of the Code. This limitation on deductibility will not affect the SEOs’ receipt of compensation under the existing compensation arrangements. The SEOs have entered into waiver agreements acknowledging this limitation.

Claw-back Requirement. Under the Rule, Northeast is required to “claw-back,” or recover, any bonus or incentive compensation paid to an SEO or any of the next 20 most highly compensated employees of Northeast or its subsidiaries that was based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. Payments made to subject individuals during the TARP period are also subject to this claw-back requirement. The SEOs have entered into waiver agreements acknowledging this requirement. To date, Northeast and its subsidiaries have not identified any bonus payments to subject individuals that were based on materially inaccurate financial statements or other materially inaccurate performance metric criteria that would be subject to claw-back.

Golden Parachute Restriction. The Rule further prohibits Northeast from paying any “golden parachute” to an SEO or any of the next five most highly compensated employees of Northeast and its subsidiaries, so long as Northeast was a TARP recipient. The Rule defines the term “golden parachute” broadly to encompass any severance payments or payments due to a change in control. The SEOs have entered into waiver agreements acknowledging this restriction. To date, Northeast has not paid any golden parachute payment to any individual subject to this restriction.

Prohibition on Gross-up Payment. Under the Rule, Northeast and its subsidiaries are prohibited from paying any “gross-up” to its SEOs and any of the next 20 most highly compensated employees of Northeast or its subsidiaries through the conclusion of the TARP period. The Rule defines the term “gross-up” broadly to include most reimbursements for taxes owed with respect to any compensation. The SEOs have entered into waiver agreements acknowledging this prohibition. To date, Northeast has not made any such gross-up payments.

Risk Review and Analysis. Pursuant to TARP, the Compensation Committee is required to discuss, evaluate and review with Northeast’s Chief Risk Officer, at least semi-annually, (1) the SEO compensation plans to ensure that such plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of Northeast, (2) employee compensation plans in light of the risks posed to Northeast by such plans and how to limit these risks, and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. The SEO compensation plans are identified in the “Compensation Discussion and Analysis.” The Compensation Committee must also certify within the Compensation Committee Report included in its annual proxy statement and directly to Treasury that it has performed the review described above with Northeast’s Chief Risk Officer.

In accordance with these requirements, the Compensation Committee, with the assistance of Deloitte LLP, its compensation consultant, evaluated and reviewed the incentive compensation arrangements in place for its named executive officers. The Compensation Committee concluded that the overall structure of the Corporation’s incentive compensation arrangements does not encourage the taking of unnecessary or excessive risks by the executives.

Principal Executive Officer and Principal Financial Officer Certifications. The Principal Executive Officer and Principal Financial Officer Certifications required by EESA and the Rule were filed with Northeast’s Annual Report on Form 10-K on September 28, 2012. These certifications have also been provided to Treasury in accordance with the Rule.

Compensation Consultant Disclosure. As noted above, the Compensation Committee consulted with Deloitte LLP for guidance on the Compensation Committee’s process for determining whether existing and contemplated executive incentive compensation practices encouraged excessive or unnecessary risk. Please see “Risk Review and Analysis” above.

Perquisite Disclosure. With respect to each SEO and any employee subject to the limitation on bonus payments discussed above, Northeast must annually, through the conclusion of the TARP period, disclose perquisites with a total value in excess of $25,000, including a description of the amount and nature of the perquisite, the name of the recipient and a justification for offering each perquisite. Northeast intends to make this disclosure to Treasury and its primary regulatory agency within the time required under the Rule. Perquisites paid to the SEOs are discussed in the footnotes to the Summary Compensation Table on page 22 of this proxy statement.

Luxury Expenditure Policy. As a TARP recipient, Northeast is required to adopt and maintain an excessive or luxury expenditure policy, provide a copy of this policy to Treasury and Northeast’s primary regulatory authority and post the text of this policy on its website. Northeast has adopted an excessive or luxury expenditure policy and provided the policy to all relevant regulators and made the policy available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of September 1, 2012, the number of shares of our voting common stock that were owned beneficially by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each director;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares (1)		Percent of Class (1)(2)
Directors and Certain Executive Officers
Robert Glauber	66,906	(3)	*
Matthew Botein	62,500		*
Cheryl Dorsey	—		—
Peter McClean	11,250		*
John Orestis	34,300		*
Adam Shapiro	—	(4)	—
David Tanner	—	(5)	—
Judith Wallingford	20,000		*
Richard Wayne	232,681	(6)	2.50%
Claire Bean	146,169	(7)	1.57%
Heather Campion	62,775	(8)	*
All directors and executive officers as a group (12 persons)	639,281	(9)	6.84%
Other Beneficial Holders
Arlon Capital Partners II LP (10) 277 Park Avenue New York, NY 10172	859,439		9.23%
East Rock Capital, LLC (11) 10 East 53rd Street, 31st Floor New York, NY 10022	671,939		7.22%
Castine Capital Management, LLC (12) One International Place, Suite 2401 Boston, MA 02110	775,000		8.33%
* Less than 1%

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of voting common stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of September 1, 2012.
(2)	The total number of shares of voting common stock outstanding as of September 1, 2012 was 9,307,127.
(3)	Includes options to purchase 7,193 shares of common stock exercisable within 60 days of September 1, 2012.
(4)	See note (11) below.
(5)	See note (10) below.
(6)	Consists of 97,202 shares held by the Richard Wayne Irrevocable Trust u/a/d April 24, 1998 and 135,479 shares held by the Richard Wayne Revocable Trust.

(7)	Includes options to purchase 11,881 shares of common stock exercisable within 60 days of September 1, 2012.
(8)	Includes options to purchase 11,881 shares of common stock exercisable within 60 days of September 1, 2012.
(9)	Includes options to purchase 33,655 shares of common stock exercisable within 60 days of September 1, 2012.
(10)	With respect to information relating to Arlon Capital Partners II LP, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 22, 2012, by Arlon Capital Partners II LP (“Arlon”), Arlon Capital Partners General Partner II LP (“ACP GP”), Arlon Capital Partners Management Company LLC (“ACP Management”), Arlon Advisor LLC (“Arlon Advisor”), Continental Grain Company (“CGC”), and Paul J. Fribourg. ACP GP is Arlon’s sole general partner. ACP Management is ACP GP’s sole general partner. CGC is the sole member of Arlon Advisor and the holder of an indirect majority interest in Arlon. Mr. Fribourg is the Chairman, Chief Executive Officer and President of CGC and one of the co-trustees and in one case, a beneficiary of various trusts established for the benefit of certain members of Mr. Fribourg’s family that collectively control a majority interest in CGC. As a result, Mr. Fribourg may be deemed to have beneficial ownership with respect to all shares held by Arlon. Mr. Fribourg disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. David Tanner is an employee of CGC, a limited partner of Arlon and ACP GP and an officer of ACP Management. As a result, Mr. Tanner may be deemed to have beneficial ownership of the shares held by Arlon. Mr. Tanner disclaims beneficial ownership of the shares held by Arlon Capital Partners II LP.
(11)	With respect to information relating to East Rock Capital, LLC, we have relied, in part, on information supplied on the Schedule 13D/A filed with the SEC on May 18, 2012, by East Rock Capital, LLC (“Capital”), EREF Special Situations, LLC (“Special Situations”), D Partners Management, LLC, Graham Duncan, Shapiro Partners Management, LLC and Adam Shapiro. Capital is the investment manager of East Rock Simco Endowment Fund, LP (“Simco Endowment”), East Rock SCS Fund, LP (“SCS”), East Rock Endowment, LP (“Endowment”). Endowment is the Managing Member of Special Situations. Messrs. Duncan and Shapiro are managing principals and control persons of Capital and East Rock Capital GP, LLC (“Capital GP”). Special Situations holds 589,111 shares, Simco Endowment holds 48,722 shares and SCS holds 34,106 shares.
(12)	With respect to information relating to Castine Capital Management, LLC, we have relied, in part, on information on supplied the Schedule 13G filed with the SEC on May 25, 2012, by Castine Capital Management, LLC (“Castine Capital”), Paul Magidson and Castine Partners II, LP (“Castine Partners”). Each of Castine Capital and Mr. Madgidson reported shares voting power with respect to 775,000 shares and Castine Partners reported shared voting power with respect to 524,675 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the executive officers and directors, and persons who own more than ten percent of a registered class of Northeast’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Northeast with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the 2011 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the company’s executive compensation philosophy, programs and policies for the 2012 fiscal year. This Compensation Discussion and Analysis sets forth how the Compensation Committee of the Board of Directors of the company determined the 2012 fiscal year compensation for the following named executive officers of the company:

•	Richard Wayne, President and Chief Executive Officer

•	Claire S. Bean, Chief Financial Officer and Chief Operating Officer

•	Heather Campion, Chief Administrative Officer

The company is committed to ensuring the alignment of the interests of the named executive officers with those of the company’s shareholders. The following is a brief summary of significant changes and results occurring in the 2011 and 2012 fiscal years, all of which directly impacted the company’s compensation programs and policies:

•	On December 29, 2010, FHB Formation LLC merged with and into the company. In connection with the merger:

•	A new nine-member Board of Directors was put in place, consisting of seven new directors and two continuing directors;

•

Board committee membership, including Compensation Committee membership, changed significantly. The Compensation Committee currently consists of Peter W. McClean (Chair), Adam J. Shapiro, Cheryl Lynn Dorsey and David A. Tanner;

•	The Board appointed Richard Wayne as the Chief Executive Officer (“CEO”) and President;

•	Heather Campion was appointed the Chief Administrative Officer and Claire S. Bean was appointed the Chief Financial Officer and Chief Operating Officer;

•	The compensation of the named executive officers was determined in conjunction with the merger, and included the following principal elements:

•	Base salary;

•	Equity incentive awards;

•	Employment agreements.

These elements of compensation are described in more detail below. There were no changes to the compensation program of the named executive officers during fiscal year 2012.

•	Following the merger, during fiscal year 2011 and fiscal year 2012, the senior management team focused on executing the company’s post-merger business plan.

•

The company built a Loan Acquisition and Servicing Group to purchase performing commercial loans for the Bank’s portfolio and to service commercial loans for third parties. The Loan Acquisition and Servicing Group began considering purchased loan opportunities in the fourth quarter of fiscal year 2011.

•

The company launched its online affinity deposit platform, ableBanking, a division of Northeast Bank, in the Boston area in May 2012. The ableBanking savings platform is designed to give customers the ability to generate payments to benefit non-profit organizations of their choice that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code.

•	The senior management team also successfully raised $52.7 million through the sale of 6,875,917 shares of common stock in a public offering that closed on May 21, 2012.

•

As a TARP recipient, the company believes that it is in full compliance with all TARP-related compensation limits and restrictions. TARP compliance is and has been overseen by the Compensation Committee.

Compensation Program Objectives

We seek to attract and retain talented and committed employees and executives. Our compensation program is intended to meet the following objectives:

•	Attract, develop, retain and motivate talented leadership to achieve the company’s strategic objectives;

•	Align management’s interests with those of the shareholders through the use of equity plans approved by the Board and shareholders; and

•	Reward high performance, promote accountability and adherence to the company’s values and its Code of Ethics;

Total Compensation Market Benchmarking and Peer Group

After the consummation of the merger, the Compensation Committee asked its independent compensation consultant, Deloitte LLP, to conduct market compensation reviews for its named executive officers and directors for the remainder of the 2011 fiscal year and the 2012 fiscal year.

The Compensation Committee approved an updated peer group on May 27, 2011, which was used for future market comparisons in the 2012 fiscal year. The peer group, listed below, includes 16 banks of similar asset and revenue size, revenue mix and business orientation.

Bar Harbor Bankshares	Legacy Bancorp Inc.

Camden National Corporation	Merchants Bancshares Inc.

Chemung Financial Corporation	New England Bancshares Inc.

Community Bancorp	New Hampshire Thrift Bancshares

Enterprise Bancorp Inc.	Newport Bancorp

First Bancorp	Salisbury Bancorp

Hampden Bancorp Inc.	SBT Bancorp

Hingham Institution for Savings	Union Bankshares

This peer group was used as one market frame of reference for future compensation comparisons. In addition, Deloitte LLP will provide other relevant market reference points, such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data. Given the recent executive transitions, as well as the company’s objective to attract and retain the talent necessary to meet its strategic objectives, the company currently relies primarily on the internal judgment of the Compensation Committee for performance and compensation benchmarking using an evaluation of both financial and non-financial goals. These goals include launching and growing to scale two new strategic business initiatives, as well as enhancing the operational capacity of the Bank’s Community Banking Division. As a result, the Compensation Committee has, and will likely continue to place less emphasis on total compensation benchmarking during this transition period.

Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions

The Compensation Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Compensation Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Compensation Committee recommends all compensation actions with respect to the company’s CEO, such action subject to the approval of the Board of Directors. The Compensation Committee approves all compensation actions for the company’s other executive officers after reviewing the recommendations of the CEO. The Compensation Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers, including Deloitte LLP, a consulting firm in Boston, Massachusetts, to conduct independent studies and provide objective advice on executive and director compensation. Deloitte LLP’s primary role with the company is as independent adviser to the Compensation Committee on executive compensation matters. The company also retains Goodwin Procter LLP for legal and advisory services on executive compensation matters, including the drafting of legal plan documents. The company may use other firms from time to time in the normal course of business.

Principles for Setting Compensation Levels

The factors considered by the company in setting executive compensation levels are:

•	Achievement of the company’s long-term strategic objectives;

•	Alignment of management’s interests with those of stockholders;

•	Risk tolerances, and in particular whether compensation programs encourage excessive risk-taking;

•	Retention of its executive team;

•	Cost considerations; and

•	Regulatory constraints and guidelines.

The company believes that the aggregate total compensation as reported in the Summary Compensation Table for its named executive officers is reasonable and fair based on the above factors. Specifically:

•	named executive officer compensation is tied to, and varies with, the overall performance of the company;

•	the equity grants made in the 2011 fiscal year include a significant performance-based equity incentive component; and

•	named executive officer compensation is appropriate in light of the competitive environment for recruiting executive officers, and what competitors pay.

Elements of Executive Compensation

Base Salary

The Compensation Committee reviews the base salaries of its named executive officers each year with any salary increases taking effect on July 1. Salary increases are generally based on the executive’s performance within specific areas of accountability, external market competitiveness and internal budget considerations. There were no changes to the compensation of the named executive officers during fiscal year 2012.

The table below presents actual annualized salaries for the company’s named executive officers in the 2011 and 2012 fiscal years.

Executive	2011 Actual	2012 Actual	2012 % Increase
Richard Wayne	$250,000	$250,000	—
Claire Bean	250,000	250,000	—
Heather Campion	250,000	250,000	—

Equity-Based Long-Term Incentives

The Compensation Committee considers long-term equity-based compensation to be an integral part of the company’s compensation program. There were no equity awards made to the company’s named executive officers in the 2012 fiscal year. In the 2011 fiscal year, the equity awards made to the company’s named executive officers in connection with the merger consisted of a combination of time-vested options and performance-based options. The equity awards made to Mr. Wayne, Ms. Campion and Ms. Bean were negotiated with FHB Formation LLC prior to the merger as part of their overall total compensation packages. These equity awards were approved by the Compensation Committee upon the consummation of the merger. The Compensation Committee’s evaluation considered the benefit to the company of having a significant portion of the executives’ compensation tied to the long-term financial performance of the company, and thereby to shareholder value. The Compensation Committee’s review also considered the experience and qualifications of the executives, their ability to execute the company’s business plan, the retention value of long-term equity incentives and peer compensation data.

Executive Benefits

All named executive officers are eligible for company-sponsored benefit programs available broadly to company employees, including healthcare and dental benefits, disability insurance and life insurance. The company also maintains a traditional 401(k) plan pursuant to which the company matches half of an employee’s contribution, up to 6% of the employee’s salary.

Employment Agreements

On December 29, 2010, upon consummation of the merger, the company entered into employment agreements with each of Mr. Wayne, Ms. Bean and Ms. Campion. Each of the employment agreements has an initial term of three years. Upon expiration of the initial term, each employment agreement will be renewed for successive terms of one year, unless either party gives written notice not less than 90 days prior to the date of any such anniversary of the election not to extend the term.

Pursuant to the employment agreements, each of the executives is entitled to receive an annual base salary equal to $250,000. The base salary may be increased from time to time in accordance with normal business practices and in the sole discretion of the company. Each of the executives is also eligible to participate in the company’s non-equity incentive compensation plan as determined by the company’s Compensation Committee and in any benefit programs that the company establishes and makes available to its employees. In addition, pursuant to the employment agreements, at the effective time of the merger, each of the executives received options to purchase the company’s voting common stock (see “Equity-Based Long Term Incentives” above for further details).

The employment agreements contain restrictive covenants, including non-competition and non-solicitation covenants that will survive, for Mr. Wayne, 24 months, and for each of Mses. Bean and Campion, 12 months, following the termination of employment. In connection with the employment agreements, each of the executives entered into a waiver agreement acknowledging and agreeing to the restrictions and limitations on executive compensation applicable to the company pursuant to the TARP and any TARP restrictions that may be applicable to the executives.

The employment agreements describe the payments and benefits to which the executives would be entitled upon termination of their employment under certain circumstances. Specifically, if (i) any such executive’s employment is terminated either by the company without cause or by such executive for good reason or if the company makes an election not to extend the term of any such employment agreement, and (ii) such executive executes a release of claims prepared by the company, the non-competition restrictions in the applicable employment agreement will terminate unless the company (in the sole discretion of the Board) pays such executive an amount equal to the base salary such executive would have received for the duration of the restricted period.

Change in Control

In the event of a change in control, the equity award documents for each of the named executive officers provide that (i) all time-vested options would immediately vest in full, and (ii) all performance-based options would vest to the extent the per share sale price in such change in control exceeded the applicable hurdle price.

Tax, Regulatory and Accounting Implications

The company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Compensation Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law (including the EESA and the ARRA) and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives. As noted above, under TARP, the company is prohibited from deducting compensation to named executive officers to the extent compensation exceeds $500,000 while the Treasury has an interest in the company, even if such compensation would qualify as “performance based.” Therefore, a portion of base salary, annual incentive bonus and long-term equity incentive paid or awarded to its named executive officers during a year that the company is subject to TARP may not be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Proxy Statement.

The Compensation Committee certifies that:

•

It has reviewed with the company’s senior risk officer, the senior executive officer compensation plans and as disclosed in “TARP-Related Actions—Risk Review and Analysis” has made all reasonable efforts to ensure that these plans do not encourage named executive officers to take unnecessary risks that threaten the value of the company;

•	It has reviewed with the company’s senior risk officer, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risk these plans pose to the company; and

•

It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage manipulation of reported earnings of the company to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Board:

Peter W. McClean, Chair

Cheryl Lynn Dorsey

David A. Tanner

Adam J. Shapiro

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the company’s named executive officers.

Name and Principal Position	Year	Salary	Option Awards Grant Date Fair Value (1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation (2)	Total
Richard Wayne	2012	$250,000	$—	$—	$—	$8,463	$258,463
President & Chief Executive Officer	2011	122,115	746,114	—	—	4,308	872,537

Claire S. Bean	2012	250,000	—	—	—	9,678	259,678
Chief Financial Officer & Chief Operating Officer	2011	122,115	373,057	—	—	4,308	499,480

Heather Campion	2012	250,000	—	—	—	8,835	258,835
Chief Administrative Officer	2011	122,115	373,057	—	—	4,008	499,180

(1)	The amounts in these columns reflect the grant date fair value of the equity awards in accordance with FASB ASC Topic 718 granted under the Company’s 2010 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. “Financial Statements and Supplementary Data—Note 15: Employee Benefits” of the Company’s 2012 Annual Report on Form 10-K.

(2)	These amounts include payments as follows: (i) term life insurance premiums for 2012: $2,165 for Mr. Wayne; $1,335 for Ms. Campion; $2,165 for Ms. Bean; for 2011: $645 for Mr. Wayne; $345 for Ms. Campion; $645 for Ms. Bean (ii) matching 401k contributions for 2012: $6,298 for Mr. Wayne; $7,500 for Ms. Campion; $7,514 for Ms. Bean; for 2011: $3,663 each for Mr. Wayne, Ms Campion and Ms. Bean.

Outstanding Equity Awards at June 30, 2012

The following table shows the outstanding equity awards held by the company’s named executive officers as of June 30, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)	Option Exercise Price	Option Expiration Date
Richard Wayne	—	118,808	—	$13.93	12/29/2020
	—	—	118,808	13.93	12/29/2020
Claire Bean	11,881	47,523	—	13.93	12/29/2020
	—	—	59,404	13.93	12/29/2020
Heather Campion	11,881	47,523	—	13.93	12/29/2020
	—	—	59,404	13.93	12/29/2020

(1)	For Mr. Wayne, Ms. Campion and Ms. Bean, 118,808, 59,404, and 59,404 options, respectively, vest in five equal annual installments, commencing on December 29, 2011. Under ARRA and the Rule, Mr. Wayne’s options did not vest in the 2012 fiscal year.

(2)	For Mr. Wayne, Ms. Campion and Ms. Bean, 118,808, 59,404 and 59,404 options, respectively, are performance-based, and were divided into three equal tranches, each of which will vest if certain qualitative conditions are satisfied and the stock price exceeds a specified hurdle price for a period of 50 of the previous 75 consecutive trading days. The applicable hurdle price will vary depending on the number of years that have elapsed since the merger, as set forth below:

	Time Period	Hurdle Price
Tranche A	Commencing December 29, 2010 through December 28, 2015	$27.86
	Commencing December 29, 2015 through December 28, 2016	$31.34
	Commencing December 29, 2016 through December 28, 2017	$34.83
Tranche B	Commencing December 29, 2015 through December 28, 2016	$31.34
	Commencing December 29, 2016 through December 28, 2017	$34.83
Tranche C	Commencing December 29, 2016 through December 28, 2017	$34.83

In the event any portion of the Performance-Based Equity has not vested by the seventh anniversary of the merger, that portion of the Performance-Based Equity will terminate.

COMPENSATION OF DIRECTORS

Directors of the company also are directors of the Bank. The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for the 2012 fiscal year.

Name	Fees Earned or Paid in Cash	Total
Robert Glauber (1)	$65,000	$65,000
Matthew Botein (2)	40,000	40,000
Cheryl Dorsey	40,000	40,000
Peter McClean	50,000	50,000
John Orestis	40,000	40,000
Adam Shapiro	40,000	40,000
David Tanner	40,000	40,000
Judith Wallingford	45,000	45,000

(1)	As of June 30, 2012, Mr. Glauber held an option to purchase 21,601 shares of voting common stock.
(2)	As of June 30, 2012, Mr. Botein held options to purchase 81,005 shares of non-voting common stock and 40,503 stock appreciation rights. Mr. Botein, a managing director of Blackrock, Inc., has assigned his pecuniary interest in these awards to R3 FHB Master, L.P., an indirect subsidiary of Blackrock, Inc., which is entitled to any proceeds or shares received upon exercise thereof. Mr. Botein disclaims any beneficial interest in these awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. McClean, Shapiro and Tanner, and Ms. Dorsey. None of these persons has served as an officer or employee of the company. None of these persons had any relationships with the company requiring disclosure under applicable rules and regulations of the SEC.

PROPOSAL 2

ADVISORY, NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our Voting Shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We are required to include this proposal, which is commonly referred to as a “say-on-pay” vote, in our annual meeting proxy statements in connection with our participation in TARP.

Our executive compensation programs and policies are designed to attract, motivate and retain executive talent, and are aligned with the long-term interests of our shareholders. Please see the section titled “Compensation Discussion and Analysis” for a detailed discussion of our executive compensation programs. We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management in executing the company’s business plan over the last fiscal year.

The Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Northeast’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.”

The resolution that is the subject of this proposal will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the company or the Board or creating or implying any change to the fiduciary duties of the Board. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the company’s named executive officers.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only votes that are cast in favor of or in opposition to the proposal are taken into account, neither abstentions nor broker non-votes will have any effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed Ernst & Young, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending June 30, 2013. Shatswell, MacLeod & Company, P.C. audited our consolidated financial statements for the fiscal years 2007 through 2012. Although ratification by Voting Shareholders is not required by law or by our By-laws, the Audit Committee believes that submission of its selection to Voting Shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Northeast. If our Voting Shareholders do not ratify the appointment of Ernst & Young, LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Shatswell, MacLeod & Company, P.C. and a representative of Ernst & Young, LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by Shatswell, MacLeod & Company, P.C. for the years ended June 30, 2012 and 2011 were as follows:

	2012	2011
Audit Fees (1)
Recurring audit, quarterly reviews and accounting assistance for new accounting standards and potential transactions	$142,500	$145,621
Comfort letters, consents and assistance with documents filed with the SEC and securities offerings	208,110	39,636

Subtotal	350,610	185,257
Audit-Related Fees (2)	8,775	8,749
Tax Fees (3)	12,700	12,394
All Other Fees	—	—

Total	$372,085	$206,400

(1)	Includes fees for the financial statement audit of the Company, quarterly reviews, regulatory audit requirements, and registration activities.
(2)	Consists of fees related to the audits of employee benefit plans.
(3)	Consists of tax return preparation and tax-related compliance and services.

Auditor Fees Policy

The Audit Committee has approved a policy concerning the pre-approval of audit and non-audit services to be provided by Ernst & Young, LLP, our independent registered public accounting firm. The policy requires that all services provided by Ernst & Young, LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The Audit Committee approved all audit and non-audit services provided to us by Shatswell, MacLeod & Company, P.C. during the 2012 and 2011 fiscal years.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only votes that are cast in favor of or in opposition to the proposal are taken into account, neither abstentions nor broker non-votes will have any effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

AUDIT COMMITTEE REPORT

The members of the Audit Committee of the Board of Directors of Northeast submit this report in connection with the committee’s review of the financial reports for the fiscal year ended June 30, 2012 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Northeast Bancorp for the fiscal year ended June 30, 2012.

2.	The Audit Committee has discussed with representatives of Shatswell, MacLeod & Company, P.C. the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

The Audit Committee operates pursuant to a charter that was approved by our Board of Directors. A copy of the Audit Committee Charter is available on the company’s website under the “Investor Relations” tab at www.northeastbank.com/about-us.

Submitted by the Audit Committee:

Judith E. Wallingford, Chair

Peter W. McClean

Adam J. Shapiro

David A. Tanner

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF CAPITAL STOCK

Our Board of Directors is proposing to amend our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). A summary of Proposal 4 follows. This summary may not contain all of the information that may be important to you. See Appendix A to this proxy statement for the form of amendment we intend to file with the Secretary of State of the State of Maine if Proposal 4 is approved. The discussion in this summary of the proposed amendment is qualified in its entirety by reference to Appendix A, and we urge you to read Appendix A in its entirety.

Overview

Our Board of Directors has unanimously adopted a resolution proposing to amend our Articles of Incorporation to increase the authorized shares of voting common stock of Northeast from 13,500,000 shares to 25,000,000 shares, and to increase the authorized shares of non-voting common stock of Northeast from 1,500,000 shares to 4,000,000 shares, subject to shareholder approval. These increases would result in the total number of authorized shares of all classes of stock that Northeast is authorized to issue, including 1,000,000 shares of preferred stock, from 16,000,000 to 30,000,000. The form of amendment to our Articles of Incorporation is attached to this proxy statement as Appendix A and incorporated herein by reference.

If approved by our shareholders, the proposed amendment to the Articles of Incorporation will become effective upon the filing of the amendment to the Articles of Incorporation with, and acceptance for filing by, the Maine Secretary of State.

As of September 1, 2012, there were 9,307,127 shares of voting common stock and 1,076,314 shares of non-voting common stock issued and outstanding. Of the remaining 4,192,873 authorized but unissued shares of voting common stock, 635,018 shares were reserved for issuance under our equity incentive plans, and 67,958 shares were reserved for issuance upon conversion of outstanding warrants. Of the remaining 423,686 authorized but unissued shares of non-voting common stock, 162,010 shares were reserved for issuance under our equity incentive plans. As a result, as of September 1, 2012, we had 3,489,897 shares of voting common stock and 261,676 shares of non-voting common stock unreserved and available for future issuances.

While we have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of voting common stock, non-voting common stock or preferred stock, the Board of Directors believes that it is advisable and in the best interests of the stockholders to increase the number of authorized shares of common stock to increase our flexibility in structuring capital raising transactions, future acquisitions, joint ventures, and strategic alliances. The additional authorized shares may also be useful in connection with certain merger and acquisition opportunities, or other proper corporate actions. This current increase would avoid the potential delay and expense of holding a special meeting of the shareholders at a later date.

Although the increase in the authorized number of shares of common stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means, nor is it part of any plan by our Board of Directors to implement any anti-takeover measures. However, these authorized but unissued shares could (within the limits imposed by applicable law and the NASDAQ Stock Market rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then-outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors, although perceived to be desirable by some shareholders.

Our shareholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, our Board of Directors would have the discretion to determine to whom we offer these additional shares and the stockholders would not receive rights of first offer to purchase these shares. Except for a stock split or stock dividend, issuances of voting common shares will dilute the voting power and ownership of our existing shareholders, and, depending on the price at which the shares are issued, an issuance of voting or non-voting common stock may reduce the per share book value of the Company’s common stock. Furthermore, under Maine law and our Articles of Incorporation, shareholders do not have dissenter’s rights or appraisal rights with respect to any proposed increase in authorized shares of our common stock. If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of voting or non-voting common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Vote Required

The affirmative vote of the holders of two-thirds of the outstanding shares of our voting common stock is required for the approval of Proposal 4. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

PROPOSAL 5

APPROVAL OF THE AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN

The company’s Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the company and its subsidiaries upon whose judgment, initiative and efforts the company largely depends for the successful conduct of its business to acquire a proprietary interest in the company. The Board anticipates that providing such persons with a direct stake in the company will assure a closer identification of the interests of such individuals with those of the company and its shareholders, thereby stimulating their efforts on the company’s behalf and strengthening their desire to remain with the company.

On September 21, 2012, the Board approved the amendment and restatement of the Northeast Bancorp 2010 Stock Option and Incentive Plan (the “2010 Plan”) in the form of the Amended and Restated 2010 Stock Option and Incentive Plan (the “Restated Plan”). In approving the Restated Plan, the Board considered that a total of 769,065 shares of the 810,054 shares provided under the 2010 Plan are reserved for issuance under awards granted in connection with the closing of the merger of FHB Formation LLC with and into Northeast on December 29, 2010. The Board also took into account the fact that, since the merger, the company has launched two new business lines – a Loan Acquisition and Servicing Group to purchase performing commercial loans for the Bank’s portfolio and to service commercial loans for third parties, and an online affinity deposit platform, ableBanking – and, as a result, has a demonstrated business need to attract, retain and motivate employees and management of each of the new business lines with an appropriate mix of cash and equity compensation. Finally, the Board considered the company’s history of equity grants, including the grants made in connection with the merger; the number of shares available under the Restated Plan compared to the total number of outstanding shares of common stock of the company; the potential dilution to current shareholders; the company’s stage of life, including the merger and the recent launch of two new lines of business; and peer group data, including the peer group set forth in “Compensation Discussion and Analysis” as well as a peer group of companies at similar stages of growth and development.

The key material differences between the 2010 Plan and the Restated Plan are:

•	The maximum number of shares of common stock to be issued under the Restated Plan is increased by 600,000 shares, from 810,054 shares to 1,410,054 shares;

•

The method by which shares subject to previously granted awards are added back to the Restated Plan has been revised so that the only shares added back to the Restated Plan are those subject to awards that are forfeited, canceled or otherwise terminated. The following shares shall not be added back to the Restated Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards; and

•	The term of the Restated Plan will now expire on November 28, 2022, while grants of incentive options under the Restated Plan may be made until September 21, 2022.

Based solely on the closing price of the company’s common stock as reported on the NASDAQ Global Market on October 12, 2012, the maximum aggregate market value of the common stock that could potentially be issued under the Restated Plan is $13,198,105. The shares the company issues under the Restated Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or are otherwise terminated (other than by exercise) under the Restated Plan will be added back to the shares of common stock available for issuance under the Restated Plan. The following shares will not be added back to the shares authorized for issuance under the Restated Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Restated Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Restated Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization; (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (3) changes in the market price of the stock; (4) economic value-added; (5) funds from operations or similar measure; (6) sales or revenue; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity, or investment; (11) shareholder returns; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expense; (16) margins; (17) operating efficiency; (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares; and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the company as a whole or to a unit, division, group or subsidiary. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 237,616 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 237,616 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $3,309,991 for any performance cycle.

Summary of the Restated Plan

The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix B.

Plan Administration. The Restated Plan may be administered by the full board or Northeast’s Compensation Committee (as applicable, the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan. The Administrator may delegate to Northeast’s Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Restated Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the company and its subsidiaries as selected from time to time by the Administrator in its discretion. Approximately 206 individuals are currently eligible to participate in the Restated Plan, which includes three executive officers, 203 employees who are not officers, and eight non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 237,616 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 237,616 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any one performance cycle may not exceed $3,309,991. In addition, no more than 1,410,054 shares will be issued in the form of incentive stock options.

Stock Options. The Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Restated Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to the reported price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in the company’s capital structure, absent shareholder approval.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 1,410,054 shares may be issued in the form of incentive stock options under the Restated Plan.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is equal to the fair market value of the common stock on the date of grant.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, in the event that these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units. The Administrator may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the company through a specified vesting period. However, in the event that these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock which are free from any restrictions under the Restated Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Administrator may grant cash bonuses under the Restated Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Administrator shall determine. These awards granted to employees will have a vesting period of at least one year.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Change of Control Provisions. The Restated Plan provides that upon the effectiveness of a “sale event” as defined in the Restated Plan, except as otherwise provided by the Administrator in the award agreement, all awards will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Administrator’s discretion. In addition, in the case of a sale event in which the company’s shareholders will receive cash consideration, the company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc. The Restated Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Restated Plan, to certain limits in the Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, reorganizations and similar events.

Tax Withholding. Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that the company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting or settlement of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the company to withhold shares of common stock to be issued pursuant to the exercise, settlement or vesting of an award.

Amendments and Termination. The Board may at any time amend or discontinue the Restated Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the Restated Plan will be subject to approval by the company’s shareholders. Amendments shall also be subject to approval by the company’s shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Restated Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Restated Plan. The Board adopted the Restated Plan on September 21, 2012, and the Restated Plan becomes effective on the date it is approved by the company’s shareholders. No awards may be granted under the Restated Plan after the date that is 10 years from the date of shareholder approval and no incentive options may be granted after September 21, 2022. If the Restated Plan is not approved by shareholders, the 2010 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the Restated Plan is within the discretion of the Administrator, the company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal year 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number	Dollar Value	Number
Richard Wayne, President and Chief Executive Officer	$—	—	$—	—
Claire S. Bean, Chief Financial Officer and Chief Operating Officer	—	—	—	—
Heather Campion, Chief Administrative Officer	—	—	—	—
All current executive officers, as a group	—	—	—	—
All current directors who are not executive officers, as a group	—	—	—	—
All current employees who are not executive officers, as a group	12.63	40,000	—	—

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, settled, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the company’s deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only votes that are cast in favor of or in opposition to the proposal are taken into account, neither abstentions nor broker non-votes will have any effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

Equity Compensation Plan Information

The following table provides information as of June 30, 2012 regarding shares of common stock that may be issued under the company’s equity compensation plans consisting of the 2010 Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	796,049	$13.98	979
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	796,049	$13.98	979

PROPOSAL 6

ADJOURNMENT OF ANNUAL MEETING

If the company fails to receive a sufficient number of votes to approve Proposal 4, the Company’s Board of Directors may propose to adjourn the annual meeting, if a quorum is present, for the purpose of soliciting additional proxies.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of shares of voting common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of this proposal. Because only votes that are cast in favor of or in opposition to the proposal are taken into account, neither abstentions nor broker non-votes will have any effect on the outcome.

Recommendation

The Board of Directors unanimously recommends a vote FOR this proposal. Properly authorized proxies solicited by the Board will be voted FOR this proposal unless instructions to the contrary are given.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The company’s Code of Ethics provides guidance on transactions with related persons. Any transaction with a related person must be reviewed and approved by the full Board and determined to be “arms length.” John C. Orestis, who is a member of our Board of Directors, and his affiliates have eight loans for approximately $1.5 million with the Bank. All of the loans were current as of June 30, 2012. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters properly come before the annual meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of our management.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by Northeast. Northeast has engaged Morrow & Co., LLC (“Morrow”) to assist in the solicitation of proxies for the meeting, and Northeast estimates it will pay Morrow a fee of approximately $6,500. Northeast has also agreed to reimburse Morrow for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Morrow against certain losses, costs and expenses. In an effort to have as large a representation at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Northeast, but no additional compensation will be paid to them. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Shareholder Proposals for 2013 Annual Meeting

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the company on or before June 20, 2013 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Northeast’s proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in Northeast’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in Northeast’s bylaws, to Northeast at its principal executive office no earlier than July 31, 2013 nor later than August 30, 2013; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

APPENDIX A

Filing Fee $50.00
DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT
Deputy Secretary of State

A True Copy When Attested By Signature
Northeast Bancorp
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:	The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) .

The amendment was duly approved as follows: (“X” one box only.)

☐ by the incorporators – shareholder approval was not required OR
☐ by the board of directors – shareholder approval was not required OR
☐ by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:	If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is .

DATED	*By
(signature of any duly authorized person)

(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101

FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004	TEL. (207) 624-7752

A-1

EXHIBIT A

ARTICLES OF AMENDMENT

OF

NORTHEAST BANCORP

Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as amended, is hereby amended by replacing the first paragraph of said Article FOURTH with the following:

“SHARES – The total number of shares of all classes of stock that the corporation shall have authority to issue is 30,000,000, of which 25,000,000 shares, $1.00 par value, shall be a separate class designated as Voting Common Stock (“Voting Common Stock”), 4,000,000 shares, $1.00 par value, shall be a separate class designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”) and 1,000,000 shares, $1.00 par value, shall be a separate class designated as Preferred Stock (“Preferred Stock”), of which 4,227 are designated as shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.”

A-2

APPENDIX B

NORTHEAST BANCORP

AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Northeast Bancorp (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Non-Voting Common Stock” means the Non-Voting Common Stock, $1.00 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Voting Common Stock and/or the Non-Voting Common Stock, as the case may be.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

“Voting Common Stock” means the Voting Common Stock, $1.00 par value per share, of the Company, subject to adjustments pursuant to Section 3.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the class of Stock and the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award, provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,410,054 shares of Stock, subject to adjustment as provided in this Section 3, which may consist of either Non-Voting Common Stock, Voting Common Stock, or a combination of both; provided that the maximum aggregate amount that may be issued shall not exceed the amount specified above. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 237,616 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 10 percent of the total number of shares of Stock authorized for issuance under the Plan may be granted in the form of Unrestricted Stock Awards and no more than 1,410,054 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Shareholder. A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 237,616 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $3,309,991 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Shareholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan, as amended and restated, shall become effective upon shareholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maine, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:	September 21, 2012

DATE APPROVED BY SHAREHOLDERS:	, 2012

z				{
		PLEASE MARK VOTES	REVOCABLE PROXY
	X	AS IN THIS EXAMPLE	NORTHEAST BANCORP

				For	With- hold	For all Except

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 28, 2012

      The undersigned holder of shares of voting common stock of Northeast Bancorp (“Northeast”), a Maine corporation, does hereby appoint Richard Wayne and Claire Bean and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the shares of Northeast’s voting common stock that the undersigned held of record as of the close of business on October 1, 2012, at the annual meeting of shareholders of Northeast Bancorp (the “Annual Meeting”) to be held at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Wednesday, November 28, 2012 at 10 a.m., Eastern time, or any adjournment or postponement thereof, on the following matters, and on such other business as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report to Shareholders and revokes any proxy heretofore given with respect to the Annual Meeting. The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6 below:

		1.	To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:	☐	☐	☐
Matthew B. Botein Cheryl Lynn Dorsey Peter W. McClean
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain
		2.	To approve the advisory, non-binding proposal to approve the compensation of Northeast’s named executive officers.	☐	☐	☐
				For	Against	Abstain
		3.	To ratify the appointment of Ernst & Young, LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2013.	☐	☐	☐
				For	Against	Abstain
4.

To approve an amendment to Northeast’s Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of capital stock authorized for issuance from 16,000,000 shares to 30,000,000 shares.

				☐	☐	☐
				For	Against	Abstain
		5.	To amend and restate the Northeast Bancorp 2010 Stock Option and Incentive Plan.	☐	☐	☐
				For	Against	Abstain
		6.	To adjourn or postpone the annual meeting, if necessary, to solicit additional proxies in favor of Proposal 4.	☐	☐	☐
7.

To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof. At this time we are not aware of any such other matters.

Please be sure to date and sign this proxy card in the box below.	Date	PLEASE ENTER THE NUMBER OF SHARES OF VOTING COMMON STOCK OF NORTHEAST THAT YOU OWN:
Sign above Co-holder (if any) sign above		(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the Annual Meeting.)

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.				☐
x						y

                                 ¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

NORTHEAST BANCORP

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BY OR AT THE DIRECTION OF THE BOARD OF DIRECTORS BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6899	6899